Exhibit 10.2

EXECUTION VERSION

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of March 27, 2018 (this “Agreement”), is entered into by and between Willbros Group, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties identified on the signature pages hereto, Cortland Capital Market Services LLC, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and the lenders appearing on the signature pages hereto (the “Forbearing Lenders” and collectively with each other lender under the Credit Agreement (as defined below), the “Lenders”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent, the Lenders, and certain other parties are party to that certain Credit Agreement, dated as of December 15, 2014 (as amended by that certain First Amendment dated as of March 31, 2015, that certain Second Amendment dated as of September 28, 2015, that certain Resignation of Administrative Agent and Appointment of Administrative Agent Agreement dated as of February 4, 2016, that certain Third Amendment dated as of March 1, 2016, that certain Fourth Amendment dated as of July 26, 2016, that certain Fifth Amendment dated as of March 3, 2017 and that certain Sixth Amendment dated as of November 6, 2017, and as to be amended, effective substantially concurrently with the effectiveness of this Agreement, pursuant to that certain Seventh Amendment dated as of even date herewith (the “Seventh Amendment”), and as further amended, restated, extended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, (A)(i) the Borrower has previously failed and will fail to deliver to the Administrative Agent a report and opinion of an independent registered public accounting firm that is not subject to any “going concern” or like qualification or exception, one or more certificates of an independent registered public accounting firm and one or more Compliance Certificates, in each case, as and when required pursuant to Section 5.06(a) or 5.06(c) of the Credit Agreement, as applicable, (ii) the Borrower has previously failed to deliver notices as to any Default or Event of Default arising from the occurrence of a Default (as defined in the ABL Credit Agreement) or Event of Default (as defined in the ABL Credit Agreement) as and when required pursuant to Section 5.07(a) of the Credit Agreement, (iii) the Borrower has previously failed and will fail to deliver notices as to any Default or Event of Default arising from the occurrence of any Specified Default as and when required pursuant to Section 5.07(a), (iv) the Borrower may have previously failed and may fail to deliver one or more notices as and when required pursuant to Section 5.07(f) of the Credit Agreement, (v) the Borrower and the other Loan Parties have failed and will fail to comply with the financial maintenance covenants set forth in Sections 6.15 and 6.16 of the Credit Agreement and (vi) each of such failures has or will constitute a Default or an Event of Default under Section 7.01(c) of the Credit Agreement, and (B) Events of Default (as defined in the ABL Credit Agreement) under Sections 11.1.2, 11.1.3 and 11.1.4 of the ABL Credit Agreement have occurred and are continuing (or will occur and will be continuing) under the ABL Credit Agreement, which constitute Defaults or Events of Default under Section 7.01(d) of the Credit Agreement (such Defaults and Events of Default described in the foregoing clauses (A) and (B), the “Specified Defaults”);

WHEREAS, the Borrower acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default (including the Specified Defaults that constitute Events of Default), the Administrative Agent shall, at the request, or may, with the consent, of the Majority Lenders declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts payable under the Credit Agreement or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind and/or exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

WHEREAS, the Borrower and the other Loan Parties have requested that the Forbearing Lenders temporarily forbear (and through Section 3 hereof direct the Administrative Agent to do the same), solely by reason of the Specified Defaults, from accelerating Obligations or otherwise exercising rights or remedies under the Loan Documents or applicable law, in each case, during the Forbearance Period (as defined below), in order to permit the Borrower time to effectuate and consummate all transactions contemplated under the terms of that certain Agreement and Plan of Merger, dated as of March 27, 2018, by and among Primoris Services Corporation, Waco Acquisition Vehicle, Inc. and the Borrower (as in effect on the date hereof, the “Merger Agreement”, and the transactions contemplated thereunder the “Merger Transactions”);

WHEREAS, the Forbearing Lenders, which constitute the Majority Lenders under the Credit Agreement, agree to accommodate such request of the Borrower on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Incorporation of Recitals.

Each of the Loan Parties acknowledges that the recitals set forth above are true and correct in all material respects. Each of the Administrative Agent and the Forbearing Lenders represent that as of the date hereof (but immediately prior to giving effect to the Seventh Amendment) the Forbearing Lenders constitute all the Lenders.

Section 2. Amounts Owing.

Each of the Loan Parties acknowledges and agrees that, as of the date hereof (but immediately prior to giving effect to the Seventh Amendment), the Obligations of the Borrower to the Secured Parties include (a) an aggregate principal amount of Loans outstanding under the Credit Agreement in an amount equal to $107,223,912.17 plus any accrued and unpaid interest thereon, plus (b) all reasonable and documented unpaid out-of-pocket costs and expenses incurred by the Administrative Agent and the Forbearing Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and all reasonable and documented unpaid out-of-pocket costs and expenses incurred by the Administrative Agent and the Forbearing Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of their rights or remedies in connection with this Agreement, the Credit Agreement and the other Loan Documents, in each case, as and to the extent set forth in Section 10.04 of the Credit Agreement, and such amounts are outstanding without defense, offset or counterclaim.

Section 3. Forbearance; Forbearance Period.

(a) In reliance upon the representations, warranties and covenants of the Borrower and the other Loan Parties contained in this Agreement, and upon the terms and subject to the conditions of this Agreement, each of the Forbearing Lenders (x) agrees that, during the Forbearance Period, such Lender shall not, solely in respect of any of Specified Defaults, request that the Administrative Agent, and (y) solely in respect of any of Specified Defaults, hereby directs the Administrative Agent not to (and the Administrative Agent agrees that, during the Forbearance Period, it shall not) (i) declare all or any portion of the unpaid principal amount of outstanding Loans, interest accrued and unpaid thereon, fees, premiums or other amounts owing or payable under the Credit Agreement or under any other Loan Document to be immediately due and payable or (ii) exercise on behalf of itself or the Lenders any rights and remedies (including rights of setoff and any right under a power of attorney granted under the Loan Documents) available to it and the Lenders under the Loan Documents or applicable law that arise solely as a result of any of the Specified Defaults (the “Forbearance”). The Borrower acknowledges and agrees that the Forbearance is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended pursuant to this Section 3 to (or shall) be affected hereby, all of which remain in full force and effect unaffected hereby. By their delivery of an executed copy of this Agreement to the Administrative Agent, the Forbearing Lenders (which constitute the Majority Lenders under the Credit Agreement) hereby direct the Administrative Agent during the Forbearance Period to forbear, and the Administrative Agent hereby agrees to forbear, from taking any of the actions specified in clauses (i) and (ii) of the first sentence of this Section 3.

(b) The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined below) and shall terminate immediately and automatically upon the earlier to occur of (i) 5:00 p.m., New York City time, on August 15, 2018 (the “Outside Date”) and (ii) the occurrence of a Forbearance Termination Event (as defined below).

(c) Upon the occurrence of a Forbearance Termination Event, the Forbearance Period shall immediately end without the requirement of any demand, presentment, protest, notice or other action of any kind, all of which each of the Borrower and the other Loan Parties waive, and subject to the terms of the Loan Documents, each of the Administrative Agent and the Forbearing Lenders shall be free, in its sole and absolute discretion, to proceed to enforce any or all of its rights and remedies available to it under the Loan Documents or applicable law in respect of the Specified Defaults.

(d) The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Forbearance (each, a “Forbearance Termination Event”):

(i) the occurrence and continuation of any Event of Default that is not a Specified Default;

(ii) a breach by the Borrower or any other Loan Party of any of its covenants set forth in this Agreement;

(iii) any representation or warranty by the Borrower or any other Loan Party contained in this Agreement shall be incorrect in any material respect as of the date hereof; provided that if any such representation or warranty is qualified by or subject to a materiality qualification, such representation or warranty shall be incorrect in any respect as of the date hereof;

(iv) any Lender (as defined in the ABL Credit Agreement) or Secured Party (as defined in the ABL Credit Agreement) exercises any remedies under the ABL Credit Agreement on account of the occurrence of an Event of Default (as defined in the ABL Credit Agreement);

(v) the occurrence of a “Termination Event” under and as defined in that certain Forbearance Agreement, dated as of March 27, 2018, among Borrower, the Guarantors, the Lenders (as defined in the ABL Credit Agreement) party thereto and the Administrative Agent (as defined in the ABL Credit Agreement); and

(vi) the termination of the Merger Agreement or the occurrence of any amendment, modification, supplement or waiver to any of the terms of the Merger Agreement that is adverse to the Forbearing Lenders.

(e) The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Specified Defaults or any future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law or (ii) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.

(f) Immediately upon the Forbearance Period ending in accordance with its terms, the agreements set forth in Section 3(a) shall be void ab initio (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any other provision of this Agreement, including Section 4, which shall remain in full force and effect). In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Loan Parties acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and applicable law with respect to the Borrower or any other Loan Party shall continue to be available to the Administrative Agent and the Lenders.

(g) The parties hereto agree that the running of all statutes of limitation and the doctrine of laches or estoppel applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(h) The Loan Parties understand and accept the temporary and limited nature of the forbearance provided hereby and that the Administrative Agent and the Forbearing Lenders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document.

Section 4. Covenants. The Borrower shall promptly pay all fees and expenses incurred by (a) the Administrative Agent and (b) the Forbearing Lenders (including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), Zolfo Cooper, LLC (“Zolfo”), and one local counsel in each jurisdiction in which Collateral is located or Loan Parties are located or organized in connection with the Credit Agreement, this Agreement and any other instruments or documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the Merger Transactions, in each case as and to the extent provided in Section 10.04 of the Credit Agreement), and by no later than the 10th Business Day following the date on which an invoice is received by the Borrower.

Section 5. Information and Financial Data; Access to Properties and Inspections. Each Loan Party agrees (a) to provide the Administrative Agent and its representatives or any of the Forbearing Lenders and its representatives with access to inspect such Loan Party’s financial records and properties pursuant to Section 5.08 of the Credit Agreement but without the limitations on the frequency of visits contained therein, and at the expense of the Borrower, provided that such visits shall be during normal business hours upon reasonable advance notice to the Borrower, and (b) promptly to provide such customary financial and other information regarding the Loan Parties and their respective businesses and operations as the Forbearing Lenders or their advisors may reasonably request to the extent (i) such information is not subject to attorney/client privilege, (ii) such information does not constitute trade secrets, (iii) the provision of such information is not prohibited by law or by the legally binding confidentiality obligations of any Loan Party to a third party (other than another Loan Party) and (iv) such information is subject to a cleansing obligation pursuant to any non-disclosure or confidentiality agreement with the Forbearing Lenders, such cleansing obligation shall be governed by the terms of such non-disclosure or confidentiality agreement.

Section 6. Representations and Warranties.

(a) Each of the Loan Parties signatory hereto hereby represents and warrants to the Forbearing Lenders that as of the date hereof:

(i) the execution, delivery and performance by each Loan Party of this Agreement (A) are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder, shareholder or other equityholder action on the part of such Loan Party, and (B) do not (1) contravene the terms of the Organization Documents of such Loan Party, (2) conflict with or result in any breach or contravention of or default under, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, material contractual obligation to which such Loan Party is a party; or (3) violate (X) any material applicable law or (Y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject;

(ii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement, other than the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect prior to the Forbearance Effective Date or being obtained in connection herewith and other than any of the foregoing (including filings with the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents; and

(iii) no Default or Event of Default has occurred and is continuing other than the Specified Defaults.

(b) Each of the Parties hereby represents and warrants that each of the following statements is true, accurate and complete as to such Party as of the date hereof:

(i) such Party has carefully read and fully understands all of the terms and conditions of this Agreement;

(ii) such Party has consulted with, or had a full and fair opportunity to consult with, an attorney regarding the terms and conditions of this Agreement;

(iii) such Party has had a full and fair opportunity to participate in the drafting of this Agreement;

(iv) such Party is freely, voluntarily and knowingly entering into this Agreement; and

(v) in entering into this Agreement, such Party has not relied upon any representation, warranty, covenant or agreement not expressly set forth herein or in the Loan Documents.

Section 7. Conditions to Effectiveness of this Agreement.

(a) This Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Effective Date”) upon satisfaction or waiver of each of the following conditions:

(i) execution and delivery of this Agreement by the Lenders constituting the Majority Lenders under the Credit Agreement, the Administrative Agent and the Loan Parties party hereto;

(ii) substantially concurrently with the occurrence of the Forbearance Effective Date, the execution and delivery of the Seventh Amendment by the Lenders, the Administrative Agent and the Loan Parties party thereto;

(iii) substantially concurrently with the occurrence of the Forbearance Effective Date, the execution and delivery of the Merger Agreement by the parties thereto;

(iv) payment of all fees and expenses due to Paul Weiss, Zolfo, and any local counsel pursuant to Section 4 hereof invoiced on or prior to the Forbearance Effective Date.

Upon the satisfaction of the foregoing conditions, the Forbearing Lenders shall advise the other Parties hereto in writing of the occurrence of the Forbearance Effective Date.

Section 8. Notice of Default.

The Borrower shall provide notice to the Forbearing Lenders and the Administrative Agent as soon as possible but in any event within one Business Day of obtaining knowledge of the occurrence of any Forbearance Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered by electronic mail to:

Forbearing Lenders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn: Brian Hermann (bhermann@paulweiss.com), Alice Eaton

(aeaton@paulweiss.com) and Austin Witt (awitt@paulweiss.com)

Administrative Agent:

Cortland Capital Market Service LLC

225 W. Washington St., 9th Floor

Chicago, Illinois 60606

Attn.: Jeffrey Vaughn (Jeffrey.vaughn@cortlandglobal.com) and Legal

Department (legal@cortlandglobal.com)

All notices given in accordance with the provisions of this Section 8 shall be deemed to have been given on the date of receipt.

Section 9. Effect Upon Credit Agreement; Ratification of Liability; No Waiver; Etc.

(a) From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement, as modified by and interpreted in accordance with the terms of this Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Agreement.

(b) Each of the Loan Parties party hereto hereby ratifies and reaffirms as of the date of this Agreement all of its obligations under each Loan Document to which it is a party in respect of payment, performance, indemnification or otherwise, including, without limitation, guarantees of such obligations, and hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests secure all of the Obligations, including any additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document.

(c) Except as expressly provided herein, nothing in this Agreement is intended or shall be deemed or construed to in any way waive, alter or impair the obligations or any of the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents or applicable law. All terms and provisions of the Loan Documents remain in full force and effect, except to the extent expressly modified by this Agreement. Each of the Loan Parties party hereto acknowledges that the Administrative Agent and the Forbearing Lenders have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Administrative Agent and each Forbearing Lender hereby specifically reserves any and all rights, remedies, and claims it has (after giving effect hereto) with respect to the Events of Default that are Specified Defaults and each other Event of Default that may occur.

Section 10. Release.

In consideration of, among other things, the forbearance provided for herein, the Borrower and each other Loan Party party hereto (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Forbearing Lenders and the Administrative Agent (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that, in each case, such waiver, release and discharge is only with respect to such claims, causes of action, demands, suits, costs, expenses and damages to the extent based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date hereof and which arise out of or are related to the Credit Agreement or the Credit Agreement as amended by this Agreement, the other Loan Documents, the Obligations or the Collateral (collectively, the “Released Claims”). The Borrower and the other Loan Parties party hereto further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

Section 11. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns. During the period commencing on the date hereof and ending on the last day of the Forbearance Period, no Forbearing Lender shall transfer or assign its claims or rights under the Credit Agreement or this Agreement absent the written agreement of the transferee or assignee to be bound by the terms of this Agreement, but no Forbearing Lender shall be further limited in its transfer or assignment rights other than as provided in the Credit Agreement.

Section 12. No Third-Party Beneficiaries.

No Person other than the Borrower, the other Loan Parties party hereto and the Forbearing Lenders, and in the case of Section 10 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Released Parties under Section 10 hereof) are hereby expressly disclaimed.

Section 13. Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14. Governing Law, Jurisdiction; Waiver of Jury Trial.

Sections 10.12, 10.13 and 10.14 of the Credit Agreement apply to this Agreement, mutatis mutandis.

Section 15. Amendments.

The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent (whereby email is sufficient) of the Borrower and the Majority Lenders.

Section 16. Good Faith Cooperation; Further Assurances.

Each of the Loan Parties hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary in order to effectuate the terms hereof. The Parties shall cooperate with each other and with their respective counsel in good faith in connection with any steps required to be taken as part of their respective obligations under this Agreement.

Section 17. Prior Negotiations; Entire Agreement.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on such subject matter.

Section 18. Interpretation.

This Agreement is the product of negotiations of the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Forbearing Lenders may also require that any such documents and signatures delivered by fax or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by fax or other electronic transmission.

Section 20. Section Titles.

The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Loan Parties, on the one hand, and the Forbearing Lenders, on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement.

Section 21. Notice of Specified Defaults.

This Agreement and the matters set forth herein shall constitute written notice of the Specified Defaults for purposes of satisfaction of any disclosure requirement in the Credit Agreement, any Compliance Certificate or any other Loan Document requiring that the Loan Parties give notice of, certify as to the absence of, or otherwise disclose in writing the occurrence and/or continuance of any Default or Event of Default and the failure of any Loan Party prior to, on or after the date hereof to deliver any such notice, certification or other disclosure shall not constitute a Default or Event of Default under the Credit Agreement.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

WILLBROS GROUP, INC.,
as Borrower

By:	/s/ Michael Fournier
Name: Michael Fournier
Title: President & Chief Executive Officer

[Signature Page to Forbearance Agreement]

ACKNOWLEDGED AND AGREED BY:

CHAPMAN CONSTRUCTION CO., L.P.

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CONSTRUCTION TANK SERVICES LLC

LIENAL INDUSTRIES, INC.

WILLBROS CONSTUCTION (U.S.), LLC

WILLBROS ENGINEERING & SERVICES, LLC

WILLBROS T&D SERVICES, LLC

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

WILLBROS WEST COAST SERVICES, INC.

By:	/s/ Michael Fournier
Name:	Michael Fournier
Title:	President & Chief Executive Officer

[Signature Page to Forbearance Agreement]

CORTLAND CAPITAL MARKET SERVICES
LLC, as Administrative Agent

By:	/s/ Jonathan Kirschmeier
Name:	Jonathan Kirschmeier
Title:	Associate Counsel

[Signature Page to Forbearance Agreement]

KKR LENDING PARTNERS II, L.P., as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

CORPORATE CAPITAL TRUST, INC., as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Nicole J. Macarchuk
Name: Nicole J. Macarchuk
Title: Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKR CREDIT SELECT FUNDING LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKRLP II GERMAN FUNDING LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKRLP II FUNDING US II LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

CCT NEW YORK FUNDING LLC, as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS L.P., as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

KKR CREDIT SELECT (DOMESTIC) FUND L.P., as a Lender

By:	/s/ Nicole J. Macarchuk
Name:	Nicole J. Macarchuk
Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]